Exhibit 99.1

Mama’s Creations, Inc. Announces Proposed Public Offering of Common Stock by Selling Stockholders

EAST RUTHERFORD, NJ, December 18, 2023 — Mama’s Creations, Inc. (Nasdaq: MAMA) (“Mama’s Creations” or the “Company”), a leading national marketer and manufacturer of fresh Deli prepared foods, today announced that a proposed underwritten public offering of 5,629,921 shares of common stock of the Company by certain selling stockholders affiliated with Matthew Brown and Karen Wolf (the “Selling Stockholders”) has commenced. The Company is not selling any shares in the offering and will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholders. The Selling Stockholders will bear the costs associated with the sale of such shares, including underwriting discounts and commissions.

Craig-Hallum is acting as sole book running manager and Roth Capital Partners, LLC is acting as co-manager for this offering.

A registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on November 13, 2023. The proposed offering will be made only by means of a prospectus and a prospectus supplement. A copy of the preliminary prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300, or by email at prospectus@chlm.com; or Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147; or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (NASDAQ: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the proposed public offering, the satisfaction of customary closing conditions, and other statement that are predictive in nature. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the Company’s 10-K for the fiscal year ended January 31, 2023, the 10-Q for the quarter ended October 31, 2023 and other filings made by the Company with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us